                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K


                          CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) February 13, 1997



                            REFLECTONE, INC.
      (Exact name of registrant as specified in its charter)



      Florida                           0-14059           06-0663546
(State or Other Jurisdiction         (Commission        (IRS Employer
   of Incorporation)                 File Number)      Identification No.)



4908 Tampa West Boulevard, Tampa, Florida                    33634-2481
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code        (813) 885-7481

                            Not Applicable.
    (Former name or former address, if changed since last report.)

Item 5.  Other Events

     On February 13, 1997, Reflectone, Inc., a Florida corporation (the "Company"), British Aerospace Holdings, Inc., a Delaware corporation ("Holdings"), and Bar Mergerco, Inc., a Florida corporation and a wholly owned subsidiary of Holdings ("Mergerco"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides, subject to the approval of the shareholders of the Company and subject to other conditions set forth in the Merger Agreement, that: (a) Mergerco will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation of the Merger; (b) each share of the Company's common stock that is outstanding at the Effective Time (as defined in the Merger Agreement) of the Merger, excluding shares of the Company's common stock held by Holdings, will be converted into the right to receive $24.00 per share in cash, without interest, subject to applicable back-up withholding taxes; and (c) Holdings, as a practical matter, will own 100% of the Company. Completion of the transactions contemplated by the Merger Agreement is subject to, among other things, approval by the Company's shareholders and certain regulatory agencies.

     A copy of the Merger Agreement is attached hereto as Exhibit 10.1.
A copy of the Company's press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.



Item 7.  Financial Statements and Exhibits

  (A) Exhibits

    Exhibit 10.1 Agreement and Plan of Merger dated February 13, 1997, among Reflectone, Inc., British Aerospace Holdings, Inc., and Bar Mergerco, Inc.

    Exhibit 99.1 Press Release of the Company announcing execution of the Merger Agreement.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REFLECTONE, INC.
                              (Registrant)



Date:  February 21, 1997      By:  /s/ Richard W. Welshhans
                                   Richard W. Welshhans
                                   Vice President and Chief Financial Officer

                            REFLECTONE, INC.


                                Form 8-K
                            February 13, 1997


                               EXHIBIT INDEX




Exhibit
Number

10.1 Agreement and Plan of Merger dated February 13, 1997, among Reflectone, Inc., British Aerospace Holdings, Inc., and
          Bar Mergerco, Inc.

99.1      Press Release of the Company announcing execution of the Merge
          Agreement.